FOR IMMEDIATE RELEASE

NTR ACQUISITION CO. RETAINS FOSTER WHEELER USA CORPORATION TO INITIATE ENGINEERING WORK ON FUTURE REFINERY ASSETS

Initial Engineering Work Commences for Planned Projects at
Kern Oil & Refining Co., Pending the Closing of NTR’s Acquisition of Kern

Danbury, CT and Houston, TX, November 15, 2007 - NTR Acquisition Co. (“NTR”) (AMEX, Units: NTQ.U, Common Stock: NTQ, Warrants: NTQ.WS), a special purpose acquisition company focused on the petroleum refining and marketing industry, having previously announced its proposed acquisition of Kern Oil & Refining Co. (“Kern”), today announced that it has agreed to retain Foster Wheeler USA Corporation to perform initial engineering work on projects NTR plans to pursue at Kern. NTR anticipates the acquisition of Kern closing in the first quarter of 2008 and subsequent project work proceeding at that time.

“Our agreement with Foster Wheeler is a significant first initiative in the future transformation of Kern’s facility into a world-class heavy crude oil refinery,” said Mario E. Rodriguez, Chief Executive Officer of NTR. “Our acquisition of Kern effectively launches the platform for NTR’s growth strategy and we are prepared to quickly implement our plans for additional investment in Kern’s operations.”

“Foster Wheeler is pleased to have been selected by NTR’s experienced management team to commence engineering projects for the Kern facility,” said Troy Roder, President and Chief Executive Officer of Foster Wheeler USA Corporation. “NTR’s management has successfully executed such projects with Foster Wheeler in the past and we look forward to collaborating with NTR in this important undertaking within the company’s growth strategy in heavy crude oil refining”.

NTR announced on November 5, 2007 that it had signed agreements to acquire Kern, a privately-held independent petroleum refining and marketing company from Casey Co., Kern’s sole shareholder. As part of the acquisition, NTR expects to make strategic capital investments in Kern’s refinery operations to expand its conversion capacity and to improve its product yield. Foster Wheeler’s work will initially concentrate on engineering assessments in advance of specific projects, which are expected to include the addition of a transmix splitter, isomerization unit, hydrocracker and coker to the refinery.

The acquisition, which was unanimously approved by NTR’s Board of Directors, is subject to NTR shareholder approval, applicable regulatory approvals and other customary closing conditions.

About NTR Acquisition Co.

NTR is a special purpose acquisition company organized under the laws of the State of Delaware on June 2, 2006. NTR was formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets in the energy industry, with a particular focus on businesses or assets involved in the refining, distribution and marketing of petroleum products in North America.

About Kern Oil & Refining Co.

Kern Oil & Refining Co. (“Kern”) is an independent petroleum refining and marketing company with its refinery facility located in Bakersfield, California.  The company’s primary products include California-approved diesel fuel and gasoline, atmospheric gas oil, fuel oil and aliphatic solvents, which are marketed mainly in California and its neighboring states. Kern processes primarily San Joaquin Valley and Kern County, California, crude oils. Kern qualifies for state and federal “small refiner” status.

Kern employs about 110 people and is committed to providing a safe working environment for its employees while working diligently to provide cleaner fuels.

About Foster Wheeler

Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of design, engineering, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler USA Corporation is a subsidiary of Foster Wheeler Ltd., and part of its Global Engineering and Construction Group. Foster Wheeler serves the refining, upstream oil and gas, LNG and gas-to-liquids, petrochemicals, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, visit our Web site at http://www.fwc.com.

Forward Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Although NTR believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. Among the many factors that could cause actual results to differ from forward-looking statements contained herein and in the exhibits hereto include: economic, business and political conditions in the United States and abroad; fluctuations in oil and gas prices; the availability of and ability to access crude oil supply; changes in demand; costs and results of future capital improvements; changes in applicable laws and regulations; the ability to obtain required approvals from NTR’s shareholders or regulatory approvals for the acquisition; risks that closing of the transaction is substantially delayed or does not occur at all; risks that Kern’s business will not be integrated successfully with NTR’s; and other risk factors set forth from time to time in NTR’s filings with the U.S. Securities and Exchange Commission (available at www.sec.gov). The inclusion of any forward-looking statement in this press release should not be regarded as a representation by NTR that NTR’s objectives will be achieved. NTR undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Media and Investors:

Mario E. Rodriguez, (212) 297-6251

Bill Hantke, (203) 546-3437